Exhibit 99.1

Press Release	PACCAR Inc Public Affairs Department P.O. Box 1518 Bellevue, WA 98009 Contact: Ken Hastings (425) 468-7530 ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Investor Conference

May 14, 2019, Bellevue, Washington – PACCAR will hold meetings with financial analysts and institutional shareholders commencing at 9:00 a.m. Eastern time on May 21, 2019 in New York, New York. A real-time Webcast of these events will be available at www.paccar.com. Webcast replays will be available following the event at the same link until June 30, 2019.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR shares are traded on the Nasdaq Global Select market, symbol PCAR, and its homepage is www.paccar.com.

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